World Funds Trust - 485BPOS

Exhibit 99(g)(4)

APPENDIX B

CUSTODY AGREEMENT

Amended March 28, 2022

The following portfolios (“Funds”) are hereby made parties to the Custody Agreement dated June 15, 2008, with UMB Bank, n.a. ("Custodian") and World Funds Trust, and agree to be bound by all the terms and conditions contained in said Agreement:

UNION STREET PARTNERS VALUE FUND
PERKINS DISCOVERY FUND

LDR REAL ESTATE VALUE OPPORTUNITY FUND

OTG LATIN AMERICA FUND

WORLD FUNDS TRUST

By: /s/ David A. Bogaert

Name: David A. Bogaert

Title: President

UMB BANK, N.A.

By: /s/ Amy Small

Name: Amy Small

Title: Executive Vice President

AMENDED AND RESTATED

APPENDIX C CUSTODY AGREEMENT

Amended March 28, 2022

Eligible Funds and Borrowing Limitations – World Funds Trust

Fund Name	Acceptable Reason	Limitation
Union Street Partners Value Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
Perkins Discovery Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
LDR Real Estate Value Opportunity Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
OTG Latin America Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act

WORLD FUNDS TRUST

By: /s/ David A. Bogaert

Name: David A. Bogaert

Title: President

UMB BANK, N.A.

By: /s/ Amy Small

Name: Amy Small

Title: Executive Vice President